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                                                                    Exhibit 24.1




                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
American Resources of Delaware, Inc. and Subsidiary:

We consent to the use of our report dated March 22, 1996 on the consolidated financial statements of American Resources of Delaware, Inc. and Subsidiary as of December 31, 1995 and for the years ended December 31, 1995 and December 31, 1994 incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

Our report refers to a change in the method of accounting for income taxes.


                                        /s/ KPMG Peat Marwick LLP

Houston, Texas
June 10, 1996



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                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
American Resources of Delaware, Inc.:

We consent to the use of our report dated April 30, 1996 on the statements of revenues and direct operating expenses of the Arakis Properties purchased by American Resources of Delaware, Inc. for each of the years in the two-year period ended December 31, 1995 incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

Our report contains an explanatory paragraph that states that the statements were prepared for the purpose of complying with certain rules and regulations of the Securities and Exchange Commission (SEC) for inclusion in certain SEC regulatory reports and filings and are not intended to be a complete financial presentation.



                                        /s/ KPMG Peat Marwick LLP

Houston, Texas
June 10, 1996